UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2020

NMF SLF I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2020, NMF SLF I, Inc. (the “Company”) entered into an Amended and Restated Investment Advisory and Management Agreement (the “Amended Investment Management Agreement”) with its investment adviser, New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”). The Amended Investment Management Agreement is substantially the same as the prior Investment Advisory and Management Agreement, dated January 22, 2020, except that the management fee payable to the Adviser has been amended to be based on Assets Invested instead of capital commitments. “Assets Invested” means, as of the end of each quarterly period, the sum of the Company’s (i) drawn capital commitments, and (ii) outstanding principal on borrowings. Any management fees payable shall be calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter, as specifically set forth in Annex A to the Amended Investment Management Agreement.

The description above is only a summary of the material provisions of the Amended Investment Management Agreement, it does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Approval of Amended Investment Management Agreement

On November 19, 2020, the board of directors of the Company (the “Board”) approved the Amended Investment Management Agreement. On November 19, 2020, the Company received unanimous written consent from its stockholders of record as of November 19, 2020 (“Record Stockholders”), to approve the Amended Investment Management Agreement. On November 23, 2020, the Company filed a definitive information statement with the Securities and Exchange Commission pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, in connection with, in addition to the approvals below, the approval of the Amended Investment Management Agreement.

Election of Directors:

On November 19, 2020, the Board approved the nomination of Alfred F. Hurley, Jr., David Ogens, John P. Malfettone, Alice W. Handy and John R. Kline as directors of the Company to serve a one-year term, or until their respective successors are duly elected and qualify. On November 19, 2020, the Company received unanimous written consent from its Record Stockholders to elect Messrs. Hurley, Jr., Ogens, Malfettone and Kline and Ms. Handy as directors of the Company to serve a one-year term, or until their respective successors are duly elected and qualify. Messrs. Hurley, Jr., Ogens, Malfettone and Kline and Ms. Handy each have been re-elected for a one-year term, effective December 13, 2020.

Ratification of the Appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

On May 8, 2020, the Board approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. On November 19, 2020, the Company received unanimous written consent from its Record Stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The stockholder ratification of Deloitte became effective on December 13, 2020.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Amended and Restated Investment Advisory and Management Agreement, dated as of December 13, 2020, by and between NMF SLF I, Inc. and New Mountain Finance Advisers BDC, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, INC.

Date: December 14, 2020	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary